Exhibit 99.1

NEWS RELEASE Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir@globalscape.com

GlobalSCAPE Announces Randall Hawkins as Chief Financial Officer

SAN ANTONIO, Texas — May 17, 2011 — GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced the appointment of Randall Hawkins as its Chief Financial Officer (CFO), effective May 16, 2011. Mr. Hawkins is responsible for all GlobalSCAPE financial functions and also will lead the company’s investor relations activities. He reports directly to Jim Morris, GlobalSCAPE’s president and CEO. Mr. Hawkins succeeds Mendy Marsh who has tendered her resignation in order to pursue other interests.

“Randall Hawkins is an experienced leader with deep finance and strategic planning skills,” said Morris. “He has a strong track record in companies ranging from start-ups to a Fortune 100 publicly-traded company with significant international business activities. Randall’s considerable finance and business experience will serve us well in the future as we continue to execute on our strategy and look forward to continuing our growth in future periods. While welcoming Randall, I also would like to thank Mendy for her contributions over the last couple of years, during a period where we executed several key product launches and improved our financial performance. ”

Prior to joining GlobalSCAPE, Hawkins was vice president of finance with Keystone Directories LLC, a capital investment firm portfolio company that publishes yellow pages directories in the United States. Previously, Hawkins served as CFO of Homann Tire, Ltd. from April 2005 through August 2007 and as CFO of Programming Concepts Inc. from August 2001 through April 2005. He served previously as international finance officer for Cooper Industries, Inc., a Fortune 100 multinational manufacturing conglomerate. Mr. Hawkins also is a certified public accountant (CPA) in Texas. He has a BBA in accounting and an MBA in accounting information systems management, both from Baylor University.

“I am excited to join the GlobalSCAPE executive team,” said Hawkins. “The company has a compelling strategic vision that I believe is well aligned with its leadership talent and available resources. This a great phase in the company’s development and I look forward to continuing our strategic transitions and communicating with our investors.”

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE’s solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE’s products, visit or the Company’s Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” believe,” “possibly,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties, and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.